INTERNATIONAL FLAVORS & FRAGRANCES INC.
2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
AS AMENDED AND RESTATED AS OF DECEMBER 15, 2004

                 International Flavors & Fragrances Inc., a New York corporation (herein called “IFF”, hereby establishes the 2000 Stock Option Plan for Non-Employee Directors (herein called the “Plan”) on the following terms and conditions:

                 1.     Purpose: To attract and retain the services of qualified independent directors of IFF who are not employees of IFF and provide additional incentive for such directors to work for the best interest of IFF and its shareholders.

                 2.     Method of Adoption: By the approval of the Board of Directors of IFF (herein called the “Board”) and of the holders of a majority of the shares of IFF Common Stock, par value of $.12-1/2 each (“Common Stock”).

                 3.     Grant of Options: An option to purchase 3,000 shares of Common Stock will be automatically granted to each non-employee director in each year commencing in 2000 and ending in 2009, and each such grant in each year shall be made on the date of the Annual Meeting of Shareholders of IFF in that year. The foregoing notwithstanding, beginning in 2004 the automatic grant of options under this Section 3 shall be suspended (i.e., will not occur as provided above), such suspension to continue in subsequent years until such time as the Board further amends this Plan to resume option grants as provided herein or as otherwise then determined by the Board.

                 4.     Number of Shares: The Plan shall cover an aggregate of 450,000 shares of Common Stock. Either authorized and unissued shares or treasury shares may be used. If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the Plan.

                 5.     Purchase Price: The purchase price per share for any stock optioned at any time under this Plan shall be the fair market value thereof on the date of granting the option. Upon exercise of any stock option the director may pay for the stock covered by the stock option with Common Stock of IFF taken at its fair market value, providing the director has held such Common Stock for at least six months or such longer period as determined by the Board.

                 6.     Eligibility: All members of the Board who are not employees of IFF or one of its subsidiaries (including subsidiaries which may become such after adoption of this Plan), at the close of business on the date of grant of an option, including any such members elected to the Board by the shareholders on the date of grant.

                 7.     Individual Options: The maximum number of shares for which stock options may be granted to any individual under the Plan shall be 30,000.

                 8.     Exercise of Options: Each stock option may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant, up to two-thirds of such shares at any time after 36 months from such date; and all the shares at any time after 48 months from such date. The foregoing notwithstanding, the Board may modify this vesting schedule or accelerate the vesting of any option and vary the post-termination exercise period thereof. An option may not be exercised, if, in the opinion of counsel for IFF, exercise of the option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the IFF shares on any securities exchange.

9. Exercise Period; Persons Entitled to Exercise Options: Except as otherwise provided in Section 14 and Section 16, each stock option shall be exercisable as follows:

(a) An active director who has not transferred the option to a “Beneficiary”, as hereinafter defined, or a Beneficiary to whom an active director has transferred the option may exercise the option as to shares which the director is at any time entitled to purchase under the terms of the option until the tenth anniversary after the date of its grant.

(b) If on or after his or her 65th birthday a director resigns, is not reelected by the shareholders of IFF, becomes totally disabled or retires, then he or she (or in the event of his or her incapacitation his or her legal representatives), or, if he or she has transferred the option to a Beneficiary, the Beneficiary, may exercise the option until its expiration date as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of such resignation, failure of reelection, disability or retirement.

(c) If before his or her 65th birthday a director resigns, is not reelected by the shareholders of IFF, becomes totally disabled or retires, then he or she (or in the event of his or her incapacitation his or her legal representatives), or, if he or she has transferred the option to a Beneficiary, the Beneficiary, may exercise the option within three (3) months thereafter (but not later than the expiration date of the option) as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of such resignation, failure of reelection, disability or retirement.

(d) If a director dies while a director of IFF or after having ceased to be a director of IFF,

(i) if he or she has not transferred the option to a Beneficiary, then his or her legal representatives, distributees or legatees, as the case may be, or

                                                (ii)               if he or she has transferred the option to a Beneficiary, then the Beneficiary may exercise the option within twelve (12) months after his or her death or such longer period as the Committee may permit (but in no event later than the expiration date of the option) as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the director’s death bears to the number 1460, less any shares previously purchased under the option.

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For purposes of the Plan, the term “Beneficiary” shall mean any family member or members, including by marriage or adoption, any trust in which the Employee or any family member or members have more than fifty percent (50%) of the beneficial interest, and any other entity in which the Employee or any family member or members own more than fifty percent (50%) of the voting interests, in each case designated by the Employee in his or her most recent written Beneficiary designation filed with the Committee as entitled to exercise the option (or any portion thereof), or if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise the option on behalf or in lieu of such non-surviving designated Beneficiary.

                 10.        Rights of Optionees Before Issuance of Stock Certificates: No optionee or Beneficiary shall have any rights as a shareholder with respect to any shares covered by any stock option until the date of the issuance of the stock certificate for such shares following exercise of the options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                 11.        Anti-Dilution Provisions: Each option agreement shall contain such provisions as the Board or the Committee shall deem to be appropriate, including provisions for appropriate adjustment of the option price and the number of shares covered, or both, to protect the optionee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation (except as otherwise stated below) or in the event of any other change in the corporate capital structure of IFF. In the event of any such adjustment, the aggregate number and class of shares available under the Plan, the maximum number of shares as to which options may be granted to any director and the number of shares subject to options automatically granted each year under Section 3 may also be appropriately adjusted.

                 12.        Nonassignability: No option shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution or to a Beneficiary, and shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors by the director or any Beneficiary. The provisions of Sections 8 and 9 notwithstanding, the Stock Option and Compensation Committee of the Board (herein called the “Committee”) may reserve to itself the right to extend or vary the terms of any option to allow the exercise of the option by a director or his or her Beneficiary as to any or all of the shares subject to the option and/or for periods after the director for any reason ceases to serve (but not later than the expiration date of the option).

                 13.     Administration: The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Otherwise, the Plan shall be administered by vote of a majority of the Board, or by a majority of the Committee.

                 14.     Acceleration of Option upon Merger or Consolidation: In the event of the merger or consolidation of IFF with or into another corporation as a result of which IFF is not the surviving corporation, then the optionee shall have the right (a) to exercise the option, as to the entire number of shares subject thereto, on and after the effective date of such merger or consolidation, or (b) if such exercise is no longer possible, to receive in cash for such option the difference between (i) the value of the consideration paid for a share of Common Stock in such merger or consolidation to holders of Common Stock and (ii) the option exercise price of such share, and the option shall cease and terminate as to any shares as to which it has not been so exercised or cashed out on a date 180 days after the effective date of such merger or consolidation or on the expiration date of such option, whichever is earlier.

                 15.     Agreements: Options issued under the Plan shall be evidenced by agreements in such form as the Board or the Committee may approve. The terms of such agreements shall comply with the applicable terms of the Plan contained herein. The option agreement shall not impose on IFF or its subsidiaries any obligation to continue any individual as a director for any period.

                 16.     Change in Control: In the event of a “change in control” of IFF, all options previously granted to a director shall become immediately exercisable in full, and he or she or his or her legal representatives, distributees or legatees in the event of the death of a director may exercise within 12 months thereafter (but not later than the respective expiration dates of the options) any and all outstanding options.

                 “Change in control” shall have the same meaning set forth in Section 9 of IFF’s 2000 Stock Award and Incentive Plan.

                 17.     Interpretation: In the event of any difference of opinion between an optionee or any Beneficiary and IFF concerning the meaning or effect of the Plan, such difference shall be resolved by the Board.

                 18.     Compliance with Applicable Laws: All options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. No shares shall be offered under the Plan, and no stock certificate shall be delivered upon exercise of options, until such offering has been registered under the Securities Act of 1933, as amended, and any other applicable governmental laws and regulations, unless in the opinion of counsel such offering is exempt from registration under such Act, and until IFF shall have complied with any applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable requirements of the New York Stock Exchange.

                 19.     Amendment and Termination of the Plan: The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant options under the Plan without the consent of shareholders or any optionee, except that any such action shall be subject to the approval of the shareholders of IFF at or before the next Annual Meeting of Shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation of the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected optionee, no such action may materially impair the rights of such optionee under any option previously granted to him or her (as such rights are set forth in the Plan and in any stock option agreement evidencing the grant of such option).